UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2013

MMAX MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

511 N.E. 3rd Avenue, 1st Floor, Fort Lauderdale, Florida 33301

 (Address of principal executive offices) (Zip Code)

1-800-991-4534

Registrant’s telephone number, including area code

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITVE AGREEMENT

On February 12, 2013, MMAX Media, Inc. (the “Company”) entered into an asset purchase agreement with WCIS Media, LLC, a Florida limited liability company (“WCIS”).  Under the asset purchase agreement the Company has agreed to acquire a proprietary web based technology platform (the “Asset”) developed and owned by WCIS.  The Asset is designed for: (1) lead generation tracking and reporting; (2) merchant categorization and sub categorization; (3) consumer tracking and qualification; (4) merchant bidding capabilities; and (5) offline tracking and service, including live transfer capabilities for consumers.  The Company intends to incorporate the Asset into its current PayMeOn business.  Subject to conditions to closing, the Company will acquire the Asset in consideration of 300,000,000 shares of restricted common stock of the Company.  WCIS is an entity controlled by Vincent Celentano, a principal of WCIS Media, LLC and an affiliated shareholder of the Company.  As such, the Company anticipates that for accounting purposes the Asset will be recorded at its historical cost.  Furthermore, this transaction did not meet the criteria of a business combination within the guidelines of ASC 805—Business Combinations, and therefore will be accounted for as an asset purchase.

Each party's obligation to consummate the transaction is subject to customary closing conditions, including the Company amending its articles of incorporation to increase its authorized shares of common stock and the Company receiving requisite shareholder approval for such amendment. The agreement may be terminated by either party if there is no closing on or before April 15, 2013.

The asset purchase agreement is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the asset purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated February 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMAX MEDIA, INC.

By:	/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
February 15, 2013